Exhibit 32.1
SECTION 906 CERTIFICATION
CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED
STATES CODE
I, Michel A. Khalaf, certify that (i) MetLife, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of MetLife, Inc.
Date: February 19, 2026

/s/ Michel A. Khalaf
Michel A. Khalaf
President and Chief Executive Officer